UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2023

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ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (980) 299-5700
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On March 14, 2023, the Board of Directors (the “Board”) of Albemarle Corporation (the “Company”) agreed to terms for amended and restated employment agreements with J. Kent Masters, the Company’s President and Chief
Executive Officer and Chairman of the Board. On March 15, 2023, Mr. Masters and the Company entered into an Amended and Restated Executive Employment Agreement, dated March 15, 2023 (the “2023 Employment Agreement”) and an Amended and Restated Severance Compensation Agreement (the “2023 Severance Agreement”), which amend and restate his Executive Employment Agreement and Severance Compensation Agreement, each dated April 20, 2020 (respectively, the “2020 Employment Agreement” and the “2020 Severance Agreement”). The 2023 Employment Agreement extends Mr. Masters’ employment as the Company’s President and Chief Executive Officer through December 31, 2025, unless sooner terminated pursuant to the terms set forth therein.

2023 Employment Agreement

The 2023 Employment Agreement provides that, beginning April 1, 2023, Mr. Masters will (i) receive an annual base salary of $1,400,000, (ii) be eligible for an annual bonus under the AIP with a target rate of 150% of his annual base salary, and a maximum rate of 200% of his target rate, and (iii) be eligible for annual grants of long-term incentive awards under the LTIP through 2025, which grants will vest on the earlier of December 31, 2025 and the appointment of a successor CEO (except performance-based awards, which will remain outstanding and vest in full at the end of the performance period based on actual level of performance), subject to Mr. Masters’ continued employment through such earlier date. The 2023 Employment Agreement includes non-competition and non-solicitation covenants for a three-year post-employment period.

Under the 2023 Employment Agreement, in the event Mr. Masters’ employment is terminated without “Cause” or Mr. Masters resigns for “Good Reason” outside of a Change in Control Period (each, as defined in the 2023 Employment Agreement), he would be entitled to (i) a cash payment equal to two times the sum of his base salary and target AIP opportunity for the year of termination, (ii) a cash payment representing a pro-rata annual bonus under the AIP for the year of termination based on actual performance, (iii) financial counseling services for two years in an amount up to $12,500 per year, (iv) two years of Company-paid continued coverage under COBRA, and (v) reimbursement of expenses related to his relocation from North Carolina.

Except as described above, the 2023 Employment Agreement contains terms substantially similar to the terms of the 2020 Employment Agreement.

2023 Severance Agreement

Under the 2023 Severance Agreement, if, during a Change in Control Period, Mr. Masters’ employment is terminated without “Cause” or for “Good Reason”, Mr. Masters would become entitled to (i) a cash payment equal to three times the sum of his base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), and (vi) Company-covered outplacement counseling for two years in an amount up to $25,000. The 2023 Severance Agreement includes a perpetual confidentiality covenant and three-year post-employment non-competition and non-solicitation covenants.

Except as described above, the 2023 Severance Agreement contains terms substantially similar to the terms of the 2020 Severance Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date:	March 20, 2023	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary